UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 25, 2002

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 0-16448

Holiday RV Superstores, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	59-1834763

(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

100 Tri-State International Drive, Suite 115
Lincolnshire, Illinois 60069

(Address Of Principal Executive Offices)

(847) 948-1684

(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 5. OTHER EVENTS.

Holiday RV Superstores, Inc. (the “Company”) has entered into an agreement with its major investor, Steve Adams (“Adams”), pursuant to which the Company will receive $2.5 to $3.5 million in additional funding. In addition, Adams, as well as two other investors, have agreed to convert certain outstanding Company debt and all of the Company’s Series A and AA-2 Preferred Stock into common stock of the Company. Furthermore, outstanding warrants to purchase 355,000 shares of Company common stock will be either exercised or cancelled. These transactions are part of the Company’s restructuring plan which seeks to increase the Company’s stockholders’ equity in order for the Company to regain compliance with the listing requirements of the Nasdaq SmallCap Market.

TERM SHEET WITH ADAMS

The Adams term sheet evidences a number of transactions between the Company, AGHI Finance Co., LLC (“AGHI”), a company wholly-owned by Adams, and the Steven Adams Living Trust (AGHI and the Steven Adams Living Trust sometimes referred to as “Adams”). These transactions are summarized below.

Additional Investment by Adams – Adams will make an additional investment in the Company of a minimum of $2.5 million and a maximum of $3.5 million, with the aggregate amount being at the discretion of Adams. (Adams has made to date an additional investment of $1.7 million pursuant to the terms and provisions of the AGHI Loan and Security Agreement.) The proceeds of this investment by Adams may not be used by the Company to discharge any other indebtedness of the Company. To the extent this investment can be made as common stock under the Nasdaq rules, Adams will purchase shares of common stock at $0.62 per share, the closing trading price for the Company’s common stock on October 22, 2002, which was the last trading day on which the Company’s common stock traded on or preceding the date on which the term sheet was executed. Any remaining amount of the additional investment would be made as a convertible secured loan. The loan would mature on May 1, 2003 and would accrue interest at a rate of 20% per annum beginning on February 1, 2003. The loan would convert into common stock at $0.62 per share once shareholder approval is obtained for the issuance of the shares of common stock. If Nasdaq requires a shareholder vote for the issuance of the common stock and, therefore, the additional investment is made in the form of a convertible secured loan, a proxy statement for a special meeting of stockholders to vote on the issuance of shares of common stock upon the conversion of the convertible secured loan will be prepared as soon as possible. Adams has agreed to vote all Company common stock controlled by him in the same manner the majority of other shares are voted at the meeting.

AGHI Convertible Note -The AGHI note evidenced a loan in the amount of $1.6 million from AGHI. AGHI has agreed to convert the entire balance of the note, as well as all accrued interest and the accrued financing fees associated with the note, into common stock of the Company at a price of $0.62 per share. The shareholders of the Company have previously approved the issuance of shares of common stock upon conversion of the note. The note was amended to provide the additional advances made by Adams ($1.7 million to date) the same security and guarantees as the loan under the AGHI Loan and Security Agreement.

Series A and AA-2 Preferred Stock — The Series A and AA-2 preferred stock owned by Adams, as well as all accrued and unpaid dividends on shares of this preferred stock, will be converted into Company common stock at a price of $0.62 per share. The shareholders of the Company have previously approved the issuance of shares of common stock upon conversion of the Series A and Series AA-2 pursuant to their terms.

Warrants — The Company issued to Adams warrants to purchase 330,000 shares of common stock of the Company in connection with the origination of the AGHI note and the purchase of the Series A and AA-2 preferred stock. Adams has agreed to either (i) exercise these warrants at a price of $0.62 per share or (ii) surrender these warrants to the Company for cancellation. The shareholders of the Company have previously approved the issuance of shares of common stock upon exercise of these warrants.

All of the transactions contemplated by the this term sheet are conditioned upon the consummation of the refinancing of the Company’s revolving inventory credit facility on terms and conditions acceptable to Adams. With regard to the Company’s current credit facility, the Company is in negotiations with a prospective lender with a view of completing the refinancing as soon as possible. The Company’s current credit facility expires on October 31, 2002, at which time the Company will owe the lender an additional fee of $100,000. Should the current credit facility not be refinanced by October 31, 2002, the lender could call the loan, which could have a material adverse effect on the Company and raise substantial doubt about the Company’s ability to continue as a going concern and to achieve its intended business objectives. There can be no assurance that the Company will be able to refinance the credit facility on terms acceptable to Adams. In addition, the transactions contemplated by this term sheet are also conditioned upon (i) the absence of any material adverse change in the assets, operations, financial condition or prospects of the Company between the date of the term sheet and the consummation of the transactions contemplated by the term sheet, (ii) the payment in Company common stock of all of the accrued and unpaid dividends owed to Adams pursuant to the Series A and AA-2 Preferred Stock and existing convertible debt and (iii) the conversion by Arc Capital of all of its Series A Preferred Stock and the exercise or cancellation of all of its existing warrants to purchase common stock.

TERM SHEET WITH ARC CAPITAL

     The Arc Capital term sheet evidences a transaction with Arc Capital pursuant to which Arc Capital has agreed to convert $500,000 of Series A Preferred Stock into common stock of the Company at the price of $0.62 per share. The shareholders of the Company have previously approved the issuance of shares of common stock upon conversion of the Series A Preferred Stock. In addition, under the term sheet, Arc Capital has agreed to surrender for cancellation all of its warrants to purchase Company common stock. All of the transactions contemplated by this term sheet are conditioned upon the conversion by Adams of all of his Series A Preferred Stock into common stock.

RBF AGREEMENT

     The RBF Agreement evidences a transaction with R.B.F. International, Inc. (“RBF”) relating to a $500,000 loan by RBF to the Company. RBF agreed to forgive $75,200 of the note and convert $324,800 of the note into common stock of the Company at the price of $0.80 per share. Of the remaining $100,000 of the note, the Company agreed to pay $30,000 immediately and $10,000 per month for seven months beginning November 1, 2002.

THE RESTRUCTURING PLAN

     The effect of these agreements, assuming that Adams invests the maximum amount of $3.5 million in common stock of the Company, is to increase the Company’s stockholders’ equity to $4.1 million. The number of outstanding shares of the Company would increase to approximately 16.8 million shares, with Adams owning approximately 87 percent of the shares.

     The Company submitted its restructuring plan to Nasdaq on October 16, 2002 in response to Nasdaq’s notice of noncompliance to the Nasdaq SmallCap listing requirements. To date, Nasdaq has not responded to the Company’s submission.

     Attached as Exhibit 99.1, 99.2, 99.3 and 99.4 are the executed (i) Adams term sheet, (ii) the amendment to the AGHI Loan and Security Agreement, (iii) the Arc Capital term sheet, and (iv) the RBF agreement. These agreements are incorporated by reference into this Current Report on Form 8-K.

     Attached as Exhibit 99.5 is the press release issued by Holiday RV Superstores, Inc., dated October 29, 2002, related to the recent restructuring transactions. The press release is incorporated by reference into this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

Exhibit No	Description

99.1	Term Sheet, dated October 25, 2002, by and between the Company, AGHI Finance Co., LLC and the Steven Adams Living Trust

99.2	Amendment No. 1 to Loan and Security Agreement, dated October 9, 2002, by and among the Company, AGHI, the Steven Adams Living Trust and certain subsidiaries of the Company

99.3	Term Sheet, dated October 25, 2002, by and between the Company and Arc Capital

99.4	Agreement between the Company and R.B.F. International, Inc., dated September 30, 2002

99.5	Press Release issued October 30, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 30th day of October, 2002.

HOLIDAY RV SUPERSTORES, INC

/s/ Anthony D. Borzillo

Anthony D. Borzillo Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Term Sheet, dated October 25, 2002, by and between the Company, AGHI Finance Co., LLC and the Steven Adams Living Trust

99.2	Amendment No. 1 to Loan and Security Agreement, dated October 9, 2002, by and among the Company, AGHI, the Steven Adams Living Trust and certain subsidiaries of the Company

99.3	Term Sheet, dated October 25, 2002, by and between the Company and Arc Capital

99.4	Agreement between the Company and R.B.F. International, Inc., dated September 30, 2002

99.5	Press Release issued October 30, 2002